Exhibit 10.8

AMENDMENT TO WHX CORPORATION
2008 BONUS PLAN

In accordance with Section 7 of the WHX Corporation 2008 Bonus Plan (the “Plan”), the Plan is hereby amended effective January 1, 2009 to read as follows:

1.           The last sentence of Section 4 of the Plan shall be deleted in its entirety and the following sentences shall be substituted therefore:

“The Company intends that the Award will be paid between January 1st and March 15th of the year after the bonus is earned, but in no event will it be paid later than December 31st of the year after the bonus is earned. Subject to Section 9(c) of the Plan, in order to be eligible to receive an award under the Plan, a Grantee must be employed on the date the Award is to be made.”

2.           Section 9(c) of the Plan shall be amended by adding the parenthetical phrase “(in either case, at any time before the date the Award is paid)” after the word “Disability” in the second sentence thereof.

3.           Section 9(c) of the Plan shall be further amended by adding the following sentence after the second sentence thereof:

“If the Grantee’s death is after the year the bonus is earned, the Committee may, in its sole discretion, award a pro-rata portion or the entire amount of the bonus to which the Grantee would have been entitled had he survived to the date on which payment of the Award would have been made.”

4.           Section 9(c) of the Plan shall be amended by adding the following sentence at the conclusion thereof:

“In the event of a Grantee’s death, if the Committee decides to grant an Award, the payment shall be made to the Grantee’s estate by the later of (i) 90 days of the date of the Grantee’s death, but not later than December 31st of the year following the year the bonus is earned, or (ii) the date on which payment of the Award to the Grantee would have been made had the Grantee survived.”

5.           As hereby amended, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed pursuant to a Resolution adopted by the Compensation Committee of the Board of Directors of the Company on December 18, 2008.

WHX CORPORATION

By:	/s/